Exhibit 12
                                                                   ----------


                       [Debevoise & Plimpton Letterhead]






                                        [Dated as of the Closing Date]



Lord Abbett Investment Trust
The General Motors Building
767 Fifth Avenue
New York, New York  10153

Lord Abbett Securities Trust
The General Motors Building
767 Fifth Avenue
New York, New York  10153


                      Agreement and Plan of Reorganization
                          dated as of _______ __, 1996
                                 by and between
                         Lord Abbett Investment Trust,
                            on behalf of its series,
                          Lord Abbett Balanced Series,
                       and Lord Abbett Securities Trust,
                            on behalf of its series,
                          Lord Abbett Balanced Trust
                     ------------------------------------


Ladies and Gentlemen:

     We have acted as counsel to Lord Abbett Investment
Trust, a Delaware business trust ("Investment Trust"), acting on behalf of its series, Lord Abbett Balanced Series ("Acquiring Fund"), and Lord Abbett Securities Trust, a

Lord Abbett Investment Trust
Lord Abbett Securities Trust
                                     2                   [Date of the Closing]


Delaware business trust ("Securities Trust"), acting on behalf of its series, Lord Abbett Balanced Trust ("Acquired Fund"), in connection with the proposed acquisition (the "Reorganization") of all of the assets of Acquired Fund by Acquiring Fund pursuant to the Agreement and Plan of Reorganization dated as of _______ __, 1996, by and between Investment Trust, on behalf of Acquiring Fund, and Securities Trust, on behalf of Acquired Fund (the "Reorganization Agreement").

     In so acting, we have participated in the preparation of the Reorganization Agreement and the preparation and filing by Acquiring Fund with the Securities and Exchange Commission on ________ __, 1996 of a Registration Statement on Form N-14, containing a Proxy Statement and Prospectus relating to the proposed Reorganization and to the shares of common stock of Acquiring Fund to be issued to Acquired Fund shareholders in the Reorganization pursuant to the Reorganization Agreement.

     As required by Section 8.5 of the Reorganization Agreement, you have requested that we render the opinion set forth below. In rendering such opinion, we have examined and relied upon the accuracy as of the date hereof of the representations and warranties as to factual matters set forth in the documents referred to above and the Letters of Representation, dated as of the date hereof, that you have provided to us, copies of which are attached hereto. We have also examined the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents, certificates or other instruments as in our judgment are necessary or appropriate to enable us to render the opinions set forth below. We have not, however, undertaken any independent investigation of any factual matter set forth in any of the foregoing.

     Subject to the foregoing and to the qualifications and limitations set forth herein, and assuming that the Reorganization is consummated in accordance with the Reorganization Agreement and as described in the Registration Statement, we are of the opinion that for United States federal income tax purposes:

Lord Abbett Securities Trust
                                     3                   [Date of the Closing]


         1. The acquisition by Acquiring Fund of all of the assets of Acquired Fund solely in exchange for the issuance of Acquiring Fund shares to Acquired Fund and the assumption of all of the Acquired Fund liabilities by Acquiring Fund, followed by the distribution by Acquired Fund, in complete liquidation, of the Acquiring Fund shares to Acquired Fund shareholders in exchange for their Acquired Fund shares, will be treated as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

          2. Acquiring Fund and Acquired Fund will each be "a party to the reorganization" within the meaning of Section 368(b) of the Code.

          3. No gain or loss will be recognized by Acquired Fund upon the transfer of Acquired Fund's assets to Acquiring Fund in exchange for Acquiring Fund shares and the assumption by Acquiring Fund of the liabilities of Acquired Fund or upon the distribution of Acquiring Fund shares to Acquired Fund's shareholders.

          4. No gain or loss will be recognized by Acquiring Fund upon the receipt of the assets of Acquired Fund in exchange for Acquiring Fund shares and the assumption by Acquiring Fund of the liabilities of Acquired Fund.

          5. No gain or loss will be recognized by shareholders of Acquired Fund upon the exchange of their Acquired Fund shares for Acquiring Fund shares.

          6. The aggregate tax basis of the Acquiring Fund shares received by any Acquired Fund shareholder pursuant to the Reorganization will be the same as the aggregate tax basis of the Acquired Fund shares held by such shareholder immediately prior to the Reorganization, and the holding period for the Acquiring Fund shares to be received by any Acquired Fund shareholder will include the period during which the Acquired Fund shares exchanged therefor were held by such shareholder (provided that the Acquired Fund

Lord Abbett Securities Trust
                                     4                   [Date of the Closing]


     shares are held as capital assets on the date of the Reorganization).

          7. The tax basis of Acquired Fund's assets acquired by Acquiring Fund will be the same as the tax basis of such assets to Acquired Fund immediately prior to the Reorganization, and the holding period of the assets of Acquired Fund in the hands of Acquiring Fund will include the period during which those assets were held by Acquired Fund.

     This opinion is limited solely to the federal law of the United States as in effect on the date hereof and the relevant facts that exist as of the date hereof. No assurance can be given that the law or facts will not change, and we have not undertaken to advise you or any other person with respect to any event subsequent to the date hereof.

          We are delivering this opinion to you and, without our prior written consent, no other persons are entitled to rely on this opinion.


                                               Very truly yours,

                       [Debevoise & Plimpton Letterhead]





                                                        March 1 , 1996


Lord Abbett Investment Trust
The General Motors Building
767 Fifth Avenue
New York, New York 10153


Lord Abbett Securities Trust
The General Motors Building
767 Fifth Avenue
New York, New York 10153

Ladies and Gentlemen:

     We hereby consent to the filing of the draft opinion attached hereto as an exhibit to the Registration Statement on Form N-14, to be filed by Lord Abbett Invest ment Trust, a Delaware business trust ("Investment Trust"), with the Securities and Exchange Commission, containing a Proxy Statement and Prospectus relating to (i) the proposed acquisition (the "Reorganization") of all of the
             -
assets of Lord Abbett Balanced Trust ("Acquired Fund"), a series of Lord Abbett Securities Trust, a Delaware business trust ("Securities Trust") by Lord Abbett Balanced Series ("Acquiring Fund"), a series of Investment Trust, pursuant to an Agreement and Plan of Reorganization to be entered into by and between Investment Trust, on behalf of Acquiring Fund, and Securities Trust, on behalf of Acquired Fund and (ii) the shares of common stock of Acquiring Fund to be
                      --
issued to Acquired Fund shareholders in the Reorganization. We also hereby consent to the use of our name under the caption "Information About the Reorganization -- Federal Income Tax Consequences" in the Registration Statement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the Rules and Regulations of the Securities and Exchange Commission thereunder.


                                                     Very truly yours,

                                            /S/ DEBEVOISE & PLIMPTON